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                                  EXHIBIT 10.5









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                               MAIC HOLDINGS, INC.

                       DIRECTOR DEFERRED COMPENSATION PLAN










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                               MAIC HOLDINGS, INC.
                       DIRECTOR DEFERRED COMPENSATION PLAN
                                  (THE "PLAN")

                                    ARTICLE I
                                   ELIGIBILITY

         The Board of Directors of MAIC Holdings, Inc. (the "Company") may from time to time authorize to participate in the Plan any person ("Eligible Persons") who is elected and is currently serving in the following capacities:
(i) as a member of the Board of Directors of MAIC Holdings, Inc. (the "Company");(ii) as a member of the Board of Directors of any subsidiary or affiliated entity which is at least fifty-one percent (51%) owned, directly or indirectly, by the Company (referred to collectively as "Subsidiaries" and individually as "Subsidiary"); or (iii) or as a member of an advisory committee to the Boards of Directors (herein defined) The Boards of Directors of the Company and the Subsidiaries are collectively referred to as the "Boards of Directors."

                                   ARTICLE II
                          COMPENSATION SUBJECT TO PLAN

         The compensation subject to the Plan ("Compensation") shall include any and all compensation paid to Eligible Persons in their capacities as directors or as members of an advisory committee. The reimbursement for expenses incurred by any Eligible Person in commuting between his or her city of residence and the place of meeting of any of the Boards of Directors or any advisory committee thereto shall not be subject to the Plan.

                                   ARTICLE III
                     ELECTION AS TO FORM AND TIME OF PAYMENT

         A. Cash or Stock Election. Each Eligible Person may elect to have his or her Compensation paid in any of the following forms of payment:

                  (1)      United States currency ("Cash"); or

                  (2)      Common Stock of the Company ("Stock"); or

                  (3)      Cash and Stock.

         B. Current or Deferred Payment Election. Subject to the limitations set forth in Section III.C. below, each Eligible Person may elect to receive his or her Compensation as either:

                  (1) A current payment in accordance with Section IV below ("Current Compensation");

                  (2) A deferred payment in accordance with Section V below ("Deferred Compensation"); or

                  (3) A combination of Current Compensation and Deferred Compensation.

         C. Limitation on Election. Those Eligible Persons who elect to receive a combination of Cash and Stock under Section III.A.(3) above and/or a combination of Current Compensation and Deferred Compensation under Section III.B.(3) above shall be subject to the following limitations:


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                  (1)      If an Eligible Person elects to receive Cash and
         Stock, at least 50% of the Compensation must be payable in Stock; and

                  (2) If an Eligible Person elects to receive both Cash and Stock and Current Compensation and Deferred Compensation, 100% of all payments in Stock must be payable as either Current Compensation or Deferred Compensation.

                           Example: If an Eligible Person elects to be paid 25% Cash and 75% Stock; the election is permissible because not less than 50% of the payments must be made in Stock. The Eligible Person can then elect the percentage compensation to be paid as Current Compensation and Deferred Compensation, but the payments in Stock cannot be divided into both Current Compensation and Deferred Compensation. Accordingly, such Eligible Person will be required to elect to receive not less than 75% of his compensation (all of the Stock portion) either as Current Compensation or Deferred Compensation.

         D.       Procedure for Making Elections. Subject to the provisions of
Section III.E. below, each Eligible Person will make a written election as to the form and time of payment of his or her Compensation under Section III.A. and III.B. above for each year that he or she is an Eligible Person. In the case of initial elections hereunder by persons who are Eligible Persons as of January 1, 1996, the effective date of the Plan ("Effective Date"), the election must be made within thirty (30) days after the Effective Date. Thereafter, the election must be made before December 31 of the calendar year immediately preceding the calendar year to which the election applies. In the case of a person who first becomes an Eligible Person during a calendar year, his or her election must be made within thirty (30) days of the event upon which he or she becomes an Eligible Person unless otherwise agreed by the Company. Elections will be made on forms prescribed by the Company and may be obtained from the office of the Treasurer of the Company ("Election Forms"). Election Forms must be fully completed, executed and returned to the office of the Treasurer on or before the applicable deadline in order to be effective. If an Eligible Person desires to receive both Stock and Cash, his or her Election Form must indicate the percentages of his or her Compensation to be paid as Cash and Stock (subject to the limitations in Section III.C. above) and if an Eligible Person desires to receive both Current Compensation and Deferred Compensation, his or her Election Form must indicate the respective percentages to be paid as Current Compensation and Deferred Compensation (subject to the limitations in Section III.C. above). If an Election Form is not so returned by the applicable deadline, the Eligible Person will be deemed to have elected to continue his prior year's election, or if there is no prior year election, such Eligible Person will be deemed to have elected to receive Current Cash Compensation in accordance with Sections III.A.(a) and III.B.(a) above.

         E. Revocation of Elections. No Eligible Person shall have the right to retroactively revoke any prior election under this Article III. An Eligible Person may prospectively revoke his or her election and make a new election for the next calendar quarter if such Eligible Person executes and delivers a new Election Form to the Treasurer of the Company not less than thirty (30) days prior to the end of the current calendar quarter.


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                                   ARTICLE IV
                              CURRENT COMPENSATION

         A. Cash. Current Compensation payable in Cash shall be payable at such time as may be authorized from time to time by the Board of Directors of the Company.

         B. Stock. Current Compensation payable in Stock will be paid in accordance with the following procedure. The amount of Compensation for each Eligible Person will be determined and accrued for the account of such Eligible Person each calendar quarter. Said amount shall be divided by the closing price of a share of Stock on the first trading day for the next succeeding calendar quarter ("Closing Price") in order to determine the number of shares of Stock to be paid to the Eligible Person for said quarter. The Closing Price shall be determined by reference to the NASDAQ National Automated Quotation System or such other exchange or national quotation system on which the Stock may then be listed. The Company shall promptly deliver to the Eligible Person the number of whole shares of Stock as so determined by depositing the same in an account established by the Eligible Person with a registered broker dealer (a "Brokerage Account"). Cash will be paid to the Eligible Person in lieu of fractional shares based on the Closing Price of a share of Stock as determined above.

         In order to make the election to receive Current Compensation in the form of Stock, the Eligible Person must designate the Brokerage Account on the annual Election Form provided by the Company. The Brokerage Account may be changed for any calendar quarter by written notice to the Treasurer of the Company at least thirty (30) days prior to the end of said quarter. Said written notice shall include all of the information requested on the Election Form for the designation of the Brokerage Account including: the name of the broker-dealer, the name of the account executive, the address and telephone number of the broker-dealer, the Broker-dealer's ABA Number, the exact name and account number of the Brokerage Account, and such other information as the Company may reasonably require.

         C. Withholding. All payments of Current Compensation shall be subject to applicable laws relating to the withholding and payment of taxes under federal, state and local law. For purposes of determining the number of shares of Stock that are payable to an Eligible Person all required withholdings shall be subtracted from the sum of the Compensation before the Closing Price is divided into said sum in order to determine the number of shares of Stock to be paid to an Eligible Person in a calendar quarter. The Company will be responsible for the payment of income and payroll taxes so withheld.

                                    ARTICLE V
                                DEFERRED PAYMENTS

         A. Time of Payment. Any Eligible Person who elects to receive Deferred Compensation under this Section V shall be paid the balance in his or her Cash Deferred Compensation Account (herein defined) and Stock Deferred Compensation Account (herein defined) within 60 days after such person ceases to qualify as an Eligible Person. In the case of any Eligible Person who dies, payment of the balance in his or her accounts shall be made to the beneficiary designated by the Eligible Person in his or her most recent annual Election Form within 60 days after the Eligible Person's date of death, or, if the designated beneficiary is the Eligible Person's estate, within 60 days after the appointment of the personal representative of the Eligible Person's estate. The Cash Deferred Compensation Account will be established and maintained in accordance with Section V.B.1. below and the Stock Deferred Compensation Account will be established and maintained in accordance with Section V.B.2. below.

         B. Cash Only Election. Notwithstanding an Eligible Person's election to have part or all of his or her Compensation paid in Stock, an Eligible Person or beneficiary who is eligible to receive the balance in the Eligible Person's Stock Deferred Compensation Account may elect to receive Cash only with respect to such account. Such election must be made within 30 days after the Eligible Person ceases to qualify as an


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Eligible Person and must be made with respect to the Eligible Person's entire account balance. If such election is made, the Eligible Person or beneficiary will receive the same amount of Cash which would have been distributable had the Eligible Person elected to have all of his or her Compensation paid in Cash under Section III.A.(1) above and deferred pursuant to Section III.B.(2) above. The amount distributable will be determined in accordance with Section V.C.(1) below.

         C. Deferred Compensation Accounts. The Company will establish a Deferred Compensation Account ("Deferred Compensation Account") for each Eligible Person who elects to receive Deferred Compensation. The Deferred Compensation Account will evidence the amount of Compensation that the Eligible Person would receive at any time if he or she ceased to be an Eligible Person. The Deferred Compensation will be credited to the Deferred Compensation Account in the following manner:

                  (1) Cash Compensation. Payments to be made in Cash will be credited to the Cash Deferred Compensation Account of an Eligible Person at the same time that the Current Cash Payments are paid to Eligible Persons under Section IV.A. above. The Company will pay interest on the balance (including accrued interest) in the Cash Deferred Compensation Account at the LIBOR rate as published daily in the Wall Street Journal or similar national business publication. Interest on funds credited to the Cash Deferred Compensation Account (including accrued interest) will begin to accrue on the first day of the calendar quarter next succeeding the date they are first credited to the account.

                  (2) Stock Compensation. The amount of Compensation payable to an Eligible Person will be credited to his or her Stock Deferred Compensation Account at the end of each calendar quarter. On the first day of the next succeeding calendar quarter the number of shares of Stock to be credited to the Stock Deferred Compensation Account will be determined by dividing the amount credited to the Stock Deferred Compensation Account in the preceding calendar quarter by the closing price of a share of Stock on the first day of the current calendar quarter. The closing price shall be determined by reference to the NASDAQ National Quotation System or the exchange or national quotation system on which the Stock is currently listed. The Company will credit the Cash Deferred Compensation Account in lieu of fractional shares of Stock based on the closing price of a share of Stock provided above.

         D. Source of Payment. The compensation payable hereunder will not be funded currently nor will segregated funds or shares of Stock be maintained to pay such Deferred Compensation.

                  (1) Cash. Compensation payable in Cash will be paid from the assets then available to the Company and will be subject to claims of the Company's creditors prior to payment.

                  (2) Stock. Deferred Compensation payable in Stock has been reserved for issuance pursuant to the MAIC Holdings, Inc. Incentive Compensation Stock Plan; provided that the granting of the award under the MAIC Holdings, Inc. Incentive Compensation Plan shall be subject to the condition that the Company have sufficient net assets to apply to its capital and surplus in payment for the Stock an amount equal to the Compensation credited to the Stock Deferred Compensation Account of the Eligible Person. Until the time of payment of the Deferred Compensation, the Eligible Person shall have no rights of ownership with respect to the Stock credited to the Stock Deferred Compensation Account and such stock shall not be considered to be issued and outstanding until issued and delivered to the Eligible Person at the time provided in Section V.A. above; provided, however, that notwithstanding anything herein to the contrary, there shall be credited to the Stock Deferred Compensation Account as a liability of the Company to the Eligible Person: (i) an amount equal to all dividends that would otherwise be payable with respect to the Stock credited to the Stock Deferred Compensation Account; and (ii) an amount equal to the sum of all proceeds that would otherwise be payable with respect to the Stock credited to the Stock Deferred Compensation Account


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         as a result of a merger, consolidation, recapitalization, liquidation or other reorganization of the Company; and provided further that the Stock credited to the Stock Deferred Compensation shall be subject to adjustment in the case of changes in the capitalization of the Company or change of control of the Company in accordance with Section 5.2(a) of the MAIC Holdings, Inc. Incentive Compensation Plan.

                  (3) Liability of the Company. The obligation to pay the Deferred Compensation shall be considered a liability of the Company to make benefit payments in the future to the Eligible Person subject to the claims of its general unsecured creditors and shall be payable to the Eligible Person in consideration for the cancellation of such liability (and not for past services in the case of Deferred Compensation payable in Stock). In the event that the Company is involved in bankruptcy proceedings at any time prior to the payment of the Deferred Compensation, the liability of the Company to pay the Deferred Compensation shall be subject to adjustment and discharge on the same basis as liabilities to the other general unsecured creditors of the Company. It is the intention of the Company that the Plan be unfunded for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended.

                  (4) Spendthrift Provision. An Eligible Person's rights to payments under the Plan are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Eligible Person or the Eligible Person's beneficiary.

         E. Withholding. All payments of Deferred Compensation shall be subject to all applicable laws in effect at the time of payment regarding withholding and payment of taxes under federal, state and local law. For purposes of determining the number of shares of Stock that are payable to an Eligible Person from the Stock Deferred Compensation Account, the number of shares of Stock payable to the Eligible Person shall be reduced by a number of shares of Stock needed to equal the amount of the required withholding, which number of shares shall be calculated by adding the shares of Stock having the highest price until the sum of the price of such shares is equal to the amount of the required withholding.

                                   ARTICLE VI
                               STOCK CERTIFICATES

         A. The Company shall not be required to issue or deliver any certificate for shares of Stock payable hereunder or any portion thereof prior to fulfillment of all of the following conditions:

                  (1) The admission of such shares to listing on all stock exchanges or markets on which the Stock is then listed;

                  (2) The completion of any registration or other qualification of such shares which the Company shall deem necessary or advisable under any federal or state law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body;

                  (3) The obtaining of any approval or other clearance from any federal or state governmental agency or body which the Company shall determine to be necessary or advisable; and

         B. Stock certificates issued and delivered to Eligible Persons shall bear such restrictive legends as the Company shall deem necessary or advisable pursuant to applicable federal and state securities laws.


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                                   ARTICLE VII
                        TERMINATION AND AMENDMENT OF PLAN

         A. The Board of Directors of the Company may at any time terminate the Plan, and may at any time and from time to time and in any respect amend the Plan.

         B. No termination, amendment or modification of the Plan shall affect adversely the rights of an Eligible Person with respect to his or her Deferred Compensation Account nor shall any Eligible Person be entitled to accelerate the terms and conditions for the payment of Deferred Compensation by reason of the termination, amendment or modification of the Plan.

                                  ARTICLE VIII
                    RELATIONSHIP TO OTHER COMPENSATION PLANS

         The adoption of the Plan shall not affect any other stock option, incentive, or other compensation plans in effect for the Company or any of its Subsidiaries; nor shall the adoption of the Plan preclude the Company or any of its Subsidiaries from establishing any other form of incentive or other compensation plan for employees, officers, or directors of the Company or any of its Subsidiaries.

                                   ARTICLE IX
                                  MISCELLANEOUS

         A. Plan Binding on Successors. The Plan shall be binding upon the successors and assigns of the Company and its Subsidiaries.

         B. Singular, Plural; Gender. Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender.

         C. Headings, etc. Headings of Articles and Sections hereof are inserted for convenience and reference; they do not constitute part of the Plan.

         D. Interpretation. Subject to the express provisions of the Plan, the Board of Directors of the Company shall have complete authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, and to make all determinations necessary or advisable for the administration of the Plan. No member of the Board of Directors of the Company shall be liable to any person for any act or determination made in good faith with respect to the Plan or any Compensation payable hereunder.


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